Exhibit 99.1

FIRST COMMUNITY BANCORP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy is solicited on behalf of the Board of Directors of First Community Bancorp, Inc., a Montana corporation (“FCB”), for use at the Special Meeting of Shareholders of FCB to be held on January [•], 2022 at the Cottonwood Inn & Suites, 54250 US Highway 2, Glasgow, Montana at 11:00 a.m. local time and at any postponements or adjournments thereof (the “Special Meeting”).

The undersigned, being a holder of common stock of FCB, hereby appoints Samuel D. Waters and Kris Simensen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided below, all shares of FCB common stock which the undersigned is entitled to vote at the Special Meeting or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting and any adjournments or postponements thereof. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Special Meeting and any adjournments or postponements thereof.

1.
To authorize, approve and adopt the Agreement and Plan of Merger, dated as of September 30, 2021, by and among FCB, Eagle Bancorp Montana, Inc., Opportunity Bank of Montana and First Community Bank (the “FCB merger proposal”) pursuant to which FCB will merge with and into Eagle Bancorp Montana, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
To adjourn the Special Meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the FCB merger proposal or to ensure that any supplement or amendment to the accompanying Joint Proxy Statement/Prospectus is timely provided to holders of FCB common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ Please mark here if you plan to attend the Special Meeting.

THE BOARD OF DIRECTORS OF FCB RECOMMENDS A VOTE “FOR” THE
ABOVE PROPOSALS.

CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE

The undersigned acknowledges that the Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above and intends that this Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to FCB, prior to the date of the Special Meeting, or by attending and voting at the Special Meeting (attendance by itself is not sufficient).  The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and accompanying Joint Proxy Statement/Prospectus.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1 and FOR Proposal 2, to the extent that the shares are entitled to vote.

PLEASE SIGN EXACTLY AS NAME APPEARS
ON YOUR STOCK CERTIFICATE.

Dated:

Signature

Printed Name/Title

Signature

Printed Name/Title

NOTE: Please sign exactly as name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND
RETURN USING THE ENCLOSED POSTAGE-PAID ENVELOPE.  MAILED IN
PROXY CARDS MUST BE RECEIVED BY THE TABULATION
AGENT BY __ A.M., MT, JANUARY __, 2022 TO BE ACCEPTED

If you have any questions on submitting your proxy, please contact our proxy tabulation agent MacKenzie Partners, Inc. at toll-free (800)322-2885 or by email at proxy@mackenziepartners.com